Exhibit 3.1.2

                                       State of Missouri
   [SEAL OF THE              Rebecca McDowell Cook, Secretary of State
SECRETARY OF STATE]           P.O. Box 778, Jefferson City, MO  65102

                                     Corporation Division


             Amendment of Articles of Incorporation
                 (To be submitted in duplicate)

Pursuant to the provisions of The General and Business
Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.   The present name of the Corporation is RightCHOICE Managed
  Care, Inc.

  The name under which it was originally organized was N/A.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on May 11, 1999.

3.   Article Number VI is amended to read as follows:
     Section 3 - See Attached.

4. Of the A - 3,710,426 / B - 14,962,500 shares outstanding, all of such shares were entitled to vote on such amendment.

  The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

         Class            Number of Outstanding Shares
           A                    3,710,426
           B                   14,962,500

5. The number of shares voted for and against the amendment was as follows:

    Class        No. Voted     No. Voted    Abstained
                    For         Against
      A          2,626,226       77,896       8,205
(one vote per
    share)
      B          14,962,500
(ten votes per
    share)

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

          N/A

  If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

            N/A

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

          N/A

       Article VI Section 3 of the corporation's Articles of
  Incorporation shall be deleted in its entirely and shall read in its entirety as follows:

       Section 3. The number of directors to constitute the Board of Directors, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be seven (7); provided, however, that such number may be fixed, from time to time, by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three
  (3), and any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The directors shall be divided into three classes, to be designated as Class I, Class II and Class III, with the number of directors in each class to be as nearly equal in number as the then total number of directors constituting the whole Board permits and with the terms of office of one class expiring each year. The term of office of the current Class I Directors shall expire at the annual meeting of shareholders in 2001 and when their respective successors are elected and qualified or upon their earlier resignation or removal. The term of office of the current Class II Directors shall expire at the annual meeting of shareholders in 2002 and when their respective successors are elected and qualified or upon their earlier resignation or removal. The term of office of the current Class III Directors shall expire at the annual meeting of shareholders in 2000 and when their respective successors are elected and qualified or upon their earlier resignation or removal. Notwithstanding the forgoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors of the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their earlier resignation or removal.



   Filed and Certificate
         ISSUED
      Jun 01, 1999
/s/ Rebecca McDowell Cook
    SECRETARY OF STATE


                   CERTIFICATE OF AMENDMENT OF
                    ARTICLES OF INCORPORATION
                               OF
                 RIGHTCHOICE MANAGED CARE, INC.


     The undersigned, RightCHOICE Managed Care, Inc., a Missouri corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

     I.    The  name  of  the Corporation is RightCHOICE  Managed
Care, Inc.

     II. The amendment set forth below was adopted by the shareholders of the Corporation on July 25, 1994.

     III. The following resolution of the shareholders sets forth the amendment adopted:

          RESOLVED,     that     subdivision     (2)      of
     subsection 2.C.(i) of Article IV shall be deleted in its entirety, and the text of subdivision (1) of subsection 2.C.(i), except for the "(1)" preceding such text which shall be deleted, shall become the sole provision in such subsection and such subsection shall read in its entirety as follows:

               (i)   Right to Convert.  Each share  of
          Class B Common Stock may, at the option of the holders thereof, at any time after the date of issuance of such share, be converted into one fully paid and nonassessable share of Class A Common Stock.

     IV. The number of shares of Class B Common Stock of the Corporation outstanding and entitled to vote on the amendment was one hundred (100). There were no shares of Class A Common Stock of the Corporation outstanding.

     V. The foregoing amendment was, in accordance with the provisions of The General and Business Corporation Law of Missouri, adopted by written consent signed by all of the shareholders of the Corporation entitled to vote thereon, such consent having the same force and effect as a unanimous vote of the shareholders thereon at a meeting duly held. Accordingly, the number of shares of Class B Common Stock of the Corporation voted for the amendment was one hundred (100) and the number of such shares voted against the amendment was zero. No shares of Class A Common Stock of the Corporation were voted.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its Vice President and by its Secretary as of July 26, 1994.

                              RIGHTCHOICE MANAGED CARE, INC.

                              By: /s/ Edward J. Tenholder
                                 Name:  Edward J. Tenholder
                                 Title:  Vice President

(CORPORATE SEAL)

ATTEST


/s/ Janice C. Forsyth
Janice C. Forsyth
Secretary


STATE OF MISSOURI   )
                    )  SS.
COUNTY OF ST. LOUIS )

     I, Marilyn L. Geile, a notary public, do hereby certify that on this 26th day of July, 1994, personally appeared before me Edward J. Tenholder, who being by me first duly sworn, declared that he is the Vice President of the Corporation, that he signed the foregoing certificate as Vice President of the Corporation, and that the statements therein contained are true.


                              /s/ Marilyn L. Geile
                              Notary Public
(NOTARIAL SEAL)

My commission expires:   12-11-97


                    ARTICLES OF INCORPORATION

                               OF

                 RIGHTCHOICE MANAGED CARE, INC.

     The undersigned, being a natural person of the age of eighteen years or more, for the purpose of forming a corporation under The General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation:

                            ARTICLE I

     The name of the Corporation is:

                 RightCHOICE Managed Care, Inc.

                           ARTICLE II

     The address, including street and number, of its initial registered office in the State of Missouri is 1831 Chestnut Street, St. Louis, Missouri 63103-2275, and the name of its initial registered agent at such address is Janice C. Forsyth.

                           ARTICLE III

     The purpose for which the Corporation is formed is to engage in any lawful business for which corporations may be organized under The General and Business Corporation Law of Missouri.

     In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                           ARTICLE IV

     Section 1. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 250,000,000 of which (i) 125,000,000 shares, of the par value of $.01 per share, shall be denominated "Class A Common Stock," (ii) 100,000,000 shares, of the par value of $.01 per share, shall be denominated "Class B Common Stock," and (iii) 25,000,000 shares, of the par value of $.01 per share, shall be denominated "Preferred Stock."

     Section 2. Except as otherwise provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters. The holders of Class A Common Stock and the holders of Class B Common Stock shall have the following rights and preferences, subject to the rights and preferences of the holders of Preferred Stock, as determined by the Board of Directors pursuant to Section 4 of this Article IV:

          A.   Dividends.

          The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash dividend may be declared and paid to the holders of Class A Common Stock unless at the same time the Board shall also declare and pay to the holders of Class B Common Stock a cash dividend in the same amount per share as the cash dividend declared and paid to the holders of Class A Common Stock; and provided, further, that no cash dividend may be declared and paid to the holders of Class B Common Stock unless at the same time the Board shall also declare and pay to the holders of Class A Common Stock a cash dividend in the same amount per share as the cash dividend declared and paid to the holders of Class B Common Stock. In the case of dividends payable in stock of the Corporation, which occur after the date shares of Class A Common Stock are first issued by the Corporation, such dividends shall be declared at the same rate per share on Class A Common Stock and Class B Common Stock, but only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock.

          B.   Voting.

               (i) On all matters upon which shareholders are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in such shareholder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in such shareholder's name on the transfer books of the Corporation.

               (ii) Except as may otherwise be required by law or these Articles of Incorporation, all actions submitted to a vote of the shareholders shall be voted on by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class.

               (iii)     The holders of Class A Common Stock  and
     the holders of Class B Common Stock shall vote separately as classes with respect to amendments to these Articles of
     Incorporation that change the designations, preferences, limitations or relative rights of their respective classes of stock and with respect to such other matters as may require class votes under The General and Business Corporation Law of Missouri, and if such class vote is required, the holders of a majority (or such higher proportion as may be required by law) of the shares of each such class must be voted affirmatively to approve any matter requiring such separate class vote.

               (iv) So long as shares of Class B Common Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote of the holders of a majority of the then outstanding shares of Class B Common Stock, (a) issue any shares of Class A Common Stock if, as a result of such issuance, the votes represented by the outstanding shares of Class B Common Stock shall not constitute a majority of the votes represented by the outstanding shares of Class A Common Stock and Class B Common Stock taken together as a single class, or (b) issue any shares of Preferred Stock.

               (v) With respect to all matters submitted to a vote of the shareholders of the Corporation pursuant to these Articles of Incorporation, the Bylaws, by law or otherwise, and subject to subsection 2.B(iii) of this
     Article IV, every reference to a majority or other proportion of shares of stock in these Articles of
     Incorporation, the Bylaws or The General and Business Corporation Law of Missouri shall be interpreted to refer to such majority or other proportion of the Total Voting Power of such shares of stock, where (A) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of all classes of capital stock of the Corporation then entitled to vote, and (B) each share of capital stock shall have the number of votes granted to it pursuant to this Article IV.

               (vi) No holder of Class A Common Stock or of Class B Common Stock shall be entitled to exercise cumulative voting in the election of directors and, thus, no shareholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or to distribute such votes among two or more candidates.

          C.   Conversion.

               (i)  Right to Convert.

                    (1) Each share of Class B Common Stock may, at the option of the holders thereof, at any time after the date of issuance of such share, be converted into one fully paid and nonassessable share of Class A Common Stock.

                    (2) Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock immediately upon the sale, transfer, or other disposition of such share of Class B Common Stock by the original holder thereof, other than a sale, transfer or disposition by such original holder to its successor in interest, in which case such successor in interest shall be considered  the  original  holder  of  such  shares  of
          Class   B   Common   Stock   for   purposes   of   this
          subsection C(i)(2).

               (ii)  Mechanics of Conversion.  Before any  holder
     of Class B Common Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date. The Corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Class B Common Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class A Common Stock issuable upon such conversion of Class B Common Stock shall not be deemed to have converted such Class B Common Stock until immediately prior to the closing of such sale of securities.

               (iii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

          D.   Subdivisions and Combinations of Shares.

          If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, after the date shares of Class A Common Stock are first issued by the Corporation, the outstanding shares of the other such class of stock shall be split, subdivided or combined in the same manner proportionately and on the same basis per share.

          E.   Liquidation or Dissolution.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

     Section 3. The Corporation shall not issue any shares of Class B Common Stock other than to Blue Cross and Blue Shield of
Missouri ("BCBSMo"), a Missouri not-for-profit corporation, or to BCBSMo's successor in interest.

     Section 4. Subject to the provisions of subsection 2.B(iv) of this Article IV, the Board of Directors is authorized to provide by resolution for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a Certificate of Designations in the manner from time to time prescribed under the laws of the State of
Missouri, to fix and, to the extent permitted by law, amend or eliminate the voting powers, whether full, limited or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any (including, without limitation, those relating to redemption, dividends, dissolution, conversion and exchange), and qualifications, limitations or restrictions thereof. Unless otherwise provided in any such resolutions, the number of shares of stock of any such series to which such resolutions apply may be increased (but not above the authorized number of shares of the class) or decreased (but not below the number of shares thereof then outstanding) by filing a Certificate of Designations in the manner from time to time prescribed under the laws of the State of Missouri.

     Section 5. No holder of any shares of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

     Section 6. Section 351.459 (as amended from time to time) of The General and Business Corporation Law of Missouri shall apply to any business combination (as defined in such law from time to time) of the Corporation with any interested shareholder (as defined in such law from time to time) of the Corporation.

                            ARTICLE V

     The name and place of residence of the incorporator are as follows:

          Name                          Residence

          Janice C.  Forsyth            1831 Chestnut Street
                                        St. Louis, Missouri 63103

                           ARTICLE VI

     Section 1. Except as may be otherwise specifically provided by statute, as from time to time amended, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

     Section 2. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Articles of Incorporation or the Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in these Articles of Incorporation, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

     Section 3. The members of the Board of directors, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board permits, with the terms of office of one Class expiring each year. Mr. Earle H. Harbison, Jr. and Mr. Roger B. Porter are hereby named as the Class I directors to hold office for a term expiring at the annual meeting of shareholders in 1995 and until their respective successors are duly elected and qualified or until their earlier resignation or removal; Mr. Frederic C. Brussee, Mr. Edward C. Gomes, Jr. and Ronald Gene Evens, M.D. are hereby named as Class II directors to hold office for a term expiring at the annual meeting of shareholders in 1996 and until their respective successors are duly elected and qualified or until their earlier resignation or removal; and Mr. William H. T. Bush, Mr. Roy R. Heimburger and Mr. Norman J. Tice are hereby named as Class III directors to hold office for a term expiring at the annual meeting of shareholders in 1997 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the Class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their earlier resignation or removal.

     Section  4.   Except for directorships created  pursuant  to
Article IV of these Articles of Incorporation relating to the rights of holders of Preferred Stock, or any series thereof, and except for vacancies in such directorships, any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the Class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 5. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws, and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares (as defined in subsection 2.B(v) of Article IV of these Articles of Incorporation) of the Corporation's capital stock then entitled to vote at an election of directors. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section 5 shall not apply with respect to the directors elected by such holders of Preferred Stock.

     Section 6. As used in these Articles of Incorporation, the term "for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

     Section 7. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent, jurisdiction where such conviction is no longer subject to direct appeal.

     Section 8. Elections of directors need not be by ballot unless the Bylaws shall so provide.

     Section 9. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the Bylaws.

     Section 10. Except as may be otherwise specifically provided in this Article VI, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or Class of directors of the Corporation.

                           ARTICLE VII

     Section 1. The original Bylaws of the Corporation shall be adopted in any manner provided by law.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws by the vote of a majority of the whole Board of Directors.

     Section 3. Notwithstanding any other provisions in these Articles of Incorporation or the Bylaws, and notwithstanding the fact that some lesser percentage may be specified by law, the shareholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws only upon the affirmative vote of the holders of a majority of the outstanding shares (as defined in subsection 2.B(v) of
Article IV of these Articles of Incorporation) of the Corporation's capital stock then entitled to vote on making, adopting, altering, amending or repealing the Bylaws.

                          ARTICLE VIII

     The duration of the Corporation is perpetual.

                           ARTICLE IX

     The Corporation may agree to the terms and conditions upon which any director, officer, trustee, employee, agent or person in any comparable office or position accepts such office or position and in the Bylaws, by contract or in any other manner, may agree to indemnify and protect any such person, or any person who serves at the request of the Corporation as a director, officer, trustee, employee, agent or in any comparable office or position of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws of the State of Missouri. If the laws (including, without limitation, the statutes, case law or principles of equity, as the case may
be) of the State of Missouri are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article IX and without further action by the directors or shareholders of the Corporation.

                            ARTICLE X

     The books of the Corporation (except any books required to be kept in the State of Missouri, pursuant to the laws thereof) may be kept at any place within or without the State of Missouri.

                           ARTICLE XI

     Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by, or the interest of, such person.

                           ARTICLE XII

     Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution approved by a majority of the whole Board.

                          ARTICLE XIII

     In discharging the duties of their respective positions, the Board of Directors and/or a committee or committees of the Board and/or individual directors (referred to hereinafter collectively or individually, as the case may be, as director or directors) when evaluating any Acquisition Proposal (as defined below) or presenting any related matter to the shareholders of the Corporation, shall, in connection with the exercise of such directors' judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the directors determine to be relevant, including without limitation:

          (i) the consideration being offered in the Acquisition Proposal in relation to such directors' estimate of: (a) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) in a freely negotiated or independent transaction, whether in the form of a merger, consolidation, sale of assets or securities, reorganization, recapitalization, or any combination of the foregoing; (b) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) if orderly liquidated in a complete or partial liquidation; (c) the future value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) over a period of years if the Corporation remained an independent entity, in each case discounted to current value at a discount rate reflective of the relevant risk or risks involved; (d) premiums over market prices for the equity securities of other corporations in similar transactions; (e) the future prospects of the Corporation, the earnings potential and growth in asset value of the Corporation over a period of years, the Corporation's short-term and/or long-term plans and/or the likelihood of increasing or enhancing any or all of the foregoing if such short-term and/or long-term plans are achieved; (f) other alternatives that may be available to the Corporation for increasing the current or future value of the Corporation and/or its equity securities (or relevant portion of its equity securities) and/or its assets (or relevant portion of its assets); (g) opinions or advice rendered by investment bankers, appraisers and other valuation professionals retained by the Corporation with respect to such of the matters set forth in (a)-(f) above as may be relevant;

          (ii) then existing political, economic and other factors bearing on security prices or asset values generally or the current market value of the Corporation's securities or assets in particular;

          (iii)       whether  the  Acquisition  Proposal   might
     violate federal, state or local laws;

          (iv) social, legal and economic effects on any or all groups affected, including, without limitation, shareholders, employees, suppliers, customers, creditors and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its businesses;

          (v) the financial condition and earning prospects of the Person (as defined below) making the Acquisition Proposal including such Person's ability to service its debts and other existing or likely financial obligations;

          (vi) the competence, experience, integrity, intent and conduct (past, stated and potential) of the Person (as defined below) making the Acquisition Proposal;

          (vii) the short-term and long-term interests of the Corporation, including without limitation benefits that may accrue to the Corporation from its short-term and/or long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation; and

          (viii)    all other pertinent factors.

     In considering the foregoing factors, including any other pertinent factors not listed above, such directors shall not be required, in considering the best interests of the Corporation, to regard any corporate interest or the interest of any particular group affected by such action, including, without limitation, the interests of shareholders of the Corporation, as a dominant or controlling interest or factor.

     For the purposes of this Article XIII, the term "Acquisition Proposal", shall mean a proposal or offer of any Person (it being understood that a "Person" shall mean any individual, firm, corporation or other entity): (a) to make a tender offer, exchange offer or other comparable offer for any equity security of the Corporation; (b) to effect a merger, consolidation, reorganization or recapitalization with or involving another Person (as defined above); (c) to effect any purchase, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets or equity securities of the Corporation with or involving another Person (as defined above);
(d) to effect a complete or partial liquidation or dissolution of the Corporation; or (e) to effect a Business Combination (as defined in Section 351.459 of The General and Business Corporation Law of Missouri, as amended from time to time).

                           ARTICLE XIV

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of
Incorporation, in the manner now or hereafter permitted or prescribed by the statutes of Missouri, and all rights and powers conferred herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of April 13, 1994.


                              /s/ Janice C. Forsyth
                              Janice C. Forsyth,
                              Incorporator


STATE OF MISSOURI   )
                    )  SS.
COUNTY OF JACKSON   )


     I, Suzanne C. Williams, a notary public, do hereby certify that on the 13th day of April, 1994, personally appeared before me, Janice C. Forsyth, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.



                              /s/ Suzanne C. Williams
                              Notary Public

(NOTARIAL SEAL)

My commission expires:   July 6, 1997